Exhibit 7(c)


                       100 East Wisconsin Avenue     Telephone 414 276 9500
                       Suite 1500
                       Milwaukee, WI  53202


   Price Waterhouse LLP


   December 30, 1997


   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549

   Ladies and Gentlemen:

                      Bando McGlocklin Capital Corporation

   We have read Item 4 of Bando McGlocklin Capital Corporation's Form 8-K dated December 30, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

   Yours very truly,


   /s/ Price Waterhouse LLP